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                                                                    EXHIBIT 10.1
                      PRENTISS PROPERTIES EXECUTIVE CHOICE

                               SHARE DEFERRAL PLAN

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                                Table of Contents

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EXHIBIT 10.1

ARTICLE I.     DEFINITIONS................................................1

  1.01.   Account(s)......................................................1
  1.02.   Affiliate.......................................................1
  1.03.   Beneficiary.....................................................1
  1.04.   Benefit.........................................................2
  1.05.   Board...........................................................2
  1.06.   Change of Control...............................................2
  1.07.   Code............................................................3
  1.08.   Committee.......................................................3
  1.09.   Common Shares...................................................3
  1.10.   Company.........................................................3
  1.11.   Deferral Election...............................................3
  1.12.   Disability......................................................3
  1.13.   Dividend Election...............................................3
  1.14.   Early Retirement Age............................................3
  1.15.   Effective Date..................................................3
  1.16.   Eligible Person.................................................3
  1.17.   Employer........................................................3
  1.18.   ERISA...........................................................3
  1.19.   Incentive Plan..................................................3
  1.20.   Insolvent; Insolvency...........................................3
  1.21.   KeySOP..........................................................4
  1.22.   KeySOP Deferral Election........................................4
  1.23.   Mature Common Shares............................................4
  1.24.   Normal Retirement Age...........................................4
  1.25.   Open Enrollment Period..........................................4
  1.26.   Option..........................................................4
  1.27.   Option Deferral Election........................................4
  1.28.   Participant.....................................................4
  1.29.   Plan............................................................4
  1.30.   Plan Administrator..............................................4
  1.31.   Plan Year.......................................................4
  1.32.   PPT.............................................................5
  1.33.   Profit Shares...................................................5
  1.34.   Restricted Shares...............................................5
  1.35.   Restricted Share Deferral Election..............................5
  1.36.   Share Account...................................................5
  1.37.   Share Purchase Plan.............................................5
  1.38.   Share Purchase Deferral Election................................5
  1.39.   Termination of Employment.......................................5

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                               Table of Contents
                                   (continued)

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  1.40.   Trust; Trust Fund................................................5
  1.41.   Trustee..........................................................5
  1.42.   Unforeseeable Emergency..........................................5
  1.43.   Value; Valuation.................................................6

ARTICLE II.    ELIGIBILITY AND PARTICIPATION...............................6

  2.01.   Determination of Eligibility.....................................6
  2.02.   Notice of Eligibility............................................6
  2.03.   Enrollment in Plan...............................................6
  2.04.   Minimum Deferral.................................................6
  2.05.   Irrevocability of Deferral Elections.............................7
  2.06.   Reemployment.....................................................7
  2.07.   Transfer Among Employers.........................................7
  2.08.   Termination of Participation.....................................7

ARTICLE III.   DEFERRAL ELECTIONS..........................................8

  3.01.   Share Purchase Deferral Elections................................8
  3.02.   Option Deferral Elections........................................9
  3.03.   Restricted Share Deferral Elections.............................10
  3.04.   Dividend Elections..............................................10
  3.05.   KeySOP Deferral Elections.......................................11
  3.06.   Vesting.........................................................11
  3.07.   Effect on Compensation and Other Plans..........................12

ARTICLE IV.    EMPLOYER CONTRIBUTIONS.....................................12

  4.01.   Discretionary Employer Contributions............................12

ARTICLE V.     ACCOUNTING FOR DEFERRED COMMON SHARES......................12

  5.01.   Tracking of Common Shares.......................................12
  5.02.   Use of Third Party Recordkeepers................................13
  5.03.   Unfunded Nature of Benefits.....................................13

ARTICLE VI.    DISTRIBUTION OF BENEFITS...................................13

  6.01.   Time of Distribution............................................13
  6.02.   Distribution of Benefits Following Termination of Employment....13
  6.03.   Withdrawal of Common Shares Prior to Termination of Employment..15
  6.04.   Form of Distribution of Benefits................................15
  6.05.   Transfer of Common Shares Upon Change of Control................17
  6.06.   Designation of Beneficiary......................................17

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                               Table of Contents
                                   (continued)

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  6.07.   Loans...........................................................17
  6.08.   Deductions......................................................18
  6.09.   Benefit Distribution on Disability or Incapacity................18
  6.10.   Deduction Limitation............................................18
  6.11.   Suspension of Transfers During Insolvency.......................18

ARTICLE VII.       ADMINISTRATION.........................................19

  7.01.   Fiduciaries.....................................................19
  7.02.   Powers and Responsibilities of the Company......................19
  7.03.   Powers and Responsibilities of the Committee....................19
  7.04.   Committee Procedures............................................20
  7.05.   Voting of Securities............................................20
  7.06.   Coordination with Other Executive Choice Plans..................20
  7.07.   Decisions of the Committee......................................21
  7.08.   Records and Statements..........................................21
  7.09.   Payment of Expenses.............................................21
  7.10.   Benefit Claims Procedure........................................21
  7.11.   Claims Review Procedure.........................................21
  7.12.   Unclaimed Benefits..............................................22
  7.13.   Indemnification.................................................22

ARTICLE VIII.  AMENDMENT AND ADMINISTRATION...............................22

  8.01.   Amendment.......................................................22
  8.02.   Termination.....................................................22

ARTICLE IX.    MISCELLANEOUS..............................................22

  9.01.   Limitation of Rights; Employment Relationship...................22
  9.02.   Limitation on Assignment........................................23
  9.03.   Accounting Treatment............................................23
  9.04.   Representations.................................................23
  9.05.   Severability....................................................23
  9.06.   Governing Law...................................................23
  9.07.   Binding Effect..................................................23
  9.08.   Gender and Number...............................................23
  9.09.   Mergers, Consolidations, and Transfers..........................23
  9.10.   Notices.........................................................24
  9.11.   Binding Effect..................................................24
  9.12.   Adoption by Affiliates..........................................24

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                               PRENTISS PROPERTIES

                      EXECUTIVE CHOICE SHARE DEFERRAL PLAN

                                    PREAMBLE

        WHEREAS, the Prentiss Properties Trust and its Affiliates offer various nonqualified deferred compensation and incentive programs to selected executive and managerial employees in order to attract and retain key management employees; and

        WHEREAS, the Employers which adopt this Plan believe that it would be in the best interests of those Employers to adopt a program which provides such employees with additional options regarding the manner and time of receipt of benefits under existing programs without affecting the benefits otherwise payable to such persons.

        NOW, THEREFORE, on behalf of the Employers, Prentiss Properties Acquisition Partners, L.P. does hereby adopt the Plan as set forth in the following pages.

                                   ARTICLE I.

                                   DEFINITIONS

        The following terms when used herein shall have the following meaning, unless a different meaning is clearly required by the context.

        1.01. Account(s). "Account(s)" means the separate record of each Participant's interest in the Plan at any time. Each Participant may have a Share Account and such other Accounts or subaccounts as the Committee deems appropriate. Unless and until other Accounts are established, the Participant's Account shall be the same as his Share Account. The maintenance of Accounts is solely for the purpose of tracking the number of Common Shares transferable to a Participant at any time and does not require that amounts deferred by any Participant be segregated from the amounts deferred by other Participants, that Common Shares deferred hereunder actually be deposited or maintained in a trust or otherwise segregated from the Employers' general assets.

        1.02. Affiliate. "Affiliate" means any entity under common control with the Company, within the meaning of Code section 414(b), (c) or (m) and any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company, including an entity that becomes an Affiliate after the adoption of this Plan, or any other entity that the Committee determines is otherwise controlled by, in control of, or under common control with the Company. Without limiting the foregoing, Prentiss Properties Trust, Prentiss Properties Limited, Inc., and Prentiss Properties Management, L.P. shall be considered Affiliates.

        1.03. Beneficiary. "Beneficiary" means the person(s) or estate entitled to receive benefits under this Plan after the death of a Participant.

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        1.04.   Benefit. "Benefit" means as of any specific date, the then current Value of the Participant's Accounts derived from the Participant's Deferral Elections and the Value of the vested portion of the Participant's Accounts derived from Employer contributions (if any) made under Article IV.

        1.05. Board. "Board" means the board of trustees of PPT, as constituted from time to time.

        1.06. Change of Control. "Change of Control" means the occurrence of any one or more of the following events:

                (a) PPT enters into any agreement with a person or entity that involves the transfer of ownership of PPT or of more than fifty percent (50%) of PPT's total assets or earnings power on a consolidated basis, as reported in PPT's consolidated financial statements filed with the Securities and Exchange Commission (including an agreement for the acquisition of PPT by merger, consolidation, or statutory share exchange--regardless of whether PPT is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange--or for the sale of substantially all of PPT's assets to the person or entity).

                (b) As a direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination (or any combination of such transactions), the persons who were members of the Board before such transactions cease to constitute a majority of the Board, or any successor's board, within two years of the last such transaction.

                (c) Any person or entity is or becomes an "Acquiring Person." For purposes of the preceding sentence an "Acquiring Person" means (i) a person who, considered alone or together with all affiliates and associates of that person or entity, becomes directly or indirectly the beneficial owner of securities representing at least twenty percent (20%) of PPT's outstanding securities entitled to vote generally in the election of the Board, or (ii) a person or entity enters into an agreement that would result in that person or entity satisfying the conditions in subsection (i) or, in the case of a grantee employed by an Affiliate when a person or entity becomes an Acquiring Person, that would result in that Affiliate's failure to be an Affiliate.

                (d) During any period of two consecutive calendar years, the Continuing Members of the Board cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Continuing Member" means any member of the Board, while a member of the Board and (i) who was a member of the Board prior to the adoption of the Plan or (ii) whose subsequent nomination or election to the Board was recommended or approved by a majority of the Continuing Members.

                (e) The foregoing provisions of this Section 1.06 shall not apply to any event or condition that would otherwise constitute a Change of Control if such event or condition occurs between the Effective Date and March 1, 2004. Nor shall the continuation after March 1, 2004 of such event or condition occurring between the

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        Effective Date and March 1, 2004 be deemed to constitute a Change of
        Control for purposes of the Plan.

        1.07. Code. "Code" means the Internal Revenue code of 1986, as amended, and the regulations adopted thereunder.

        1.08. Committee. "Committee" means a committee of two or more persons appointed by the Company to assist in the administration of the Plan.

        1.09.   Common Shares. "Common Shares" means the Common Shares of PPT.

        1.10. Company. "Company" means Prentiss Properties Acquisition Partners, L.P., or any successor entity thereto.

        1.11. Deferral Election. "Deferral Election" means any one or more of the Deferral Elections available to Participants under Article III.

        1.12. Disability. "Disability" means a physical or mental condition which, in the opinion of the Committee based upon appropriate medical advice and examination and in accordance with rules applied consistently to all Eligible Employees, totally and presumably permanently prevents the Participant, from performing the customary duties of his regular job with the Company.

        1.13. Dividend Election. "Dividend Deferral Election" means an election by the Participant to receive in cash an amount equal to any dividends paid with respect to Common Shares held in his Share Account, subject to Article III.

        1.14. Early Retirement Age. "Early Retirement Age" means the later of the date on which a Participant attains age 55 and completes 10 years of service with the Employers.

        1.15.   Effective Date. "Effective Date" means February 12, 2003.

        1.16. Eligible Person. "Eligible Person" means any person employed by an Employer as an executive, managerial or highly compensated employee.

        1.17. Employer. "Employer" means the Company and any Affiliate which has adopted this Plan, and any their respective successors.

        1.18. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        1.19. Incentive Plan. "Incentive Plan" means the Prentiss Properties Trust 1996 Share Incentive Plan, as amended from time to time, and any successor thereto.

        1.20. Insolvent; Insolvency. "Insolvent;" "Insolvency" and similar terms mean that the Employer of a Participant (including any entity that would be aggregated with it for purposes of determining insolvency under any Federal or State bankruptcy, receivership, fraudulent transfer

                                        3

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or similar laws) is (i) unable to pay its debts as they become due, or (ii)
subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

        1.21. KeySOP. "KeySOP" means the Prentiss Properties Trust Key Employees Stock Option Plan, as amended from time to time, and any successor thereto.

        1.22. KeySOP Deferral Election. "KeySOP Deferral Election" means an election by an Eligible Employee who is also a participant in the Prentiss Properties Trust KeySOP to defer the receipt of any Common Shares that would otherwise be transferable to him under the KeySOP upon exercise of an option thereunder and to subject such Common Shares to the terms of the Plan pursuant to Article III hereof.

        1.23. Mature Common Shares. "Mature Common Shares" means Common Shares that have been owned by the Participant for at least six months and meet any other requirements to be considered "mature" for financial accounting purposes.

        1.24. Normal Retirement Age. "Normal Retirement Age" means the date on which a Participant attains age 65.

        1.25. Open Enrollment Period. "Open Enrollment Period" means the period established by the Committee prior to the commencement of each Plan Year during which an Eligible Employee may amend or file a Deferral Election.

        1.26. Option. "Option" means an option granted to a Participant under the Incentive Plan to purchase a predetermined number of Common Shares at the price specified therein.

        1.27. Option Deferral Election. "Option Deferral Election" means an election by a Participant under the Plan to (i) defer the exercise of an Option and the receipt and ownership of any Profit Shares otherwise transferable to the Participant upon exercise of an Option under the Incentive Plan for a period of at least six months from the date of the election and (ii) to exercise the Option subject to the Option Deferral Election only under the Plan; and to pay the purchase or exercise price of such Option solely by using Mature Common Shares in an actual or deemed Share-for-Share exercise, subject to the terms of
Article III hereof.

        1.28. Participant. "Participant" means an Eligible Employee or former Eligible Employee who is or has made one or more Deferral Elections under the Plan and who retains the right to benefits under the Plan.

        1.29. Plan. "Plan" means the Prentiss Properties Executive Choice Share Deferral Plan (the plan set forth herein), as amended from time to time.

        1.30. Plan Administrator. "Plan Administrator" means the Company or a committee appointed by it to the extent that either of them shall act in such capacity under Article VI.

        1.31. Plan Year. "Plan Year" means the twelve-month accounting period ending on December 31 of each calendar year, except that the initial Plan Year shall be a short year beginning on the Effective Date and ending December 31, 2003.

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        1.32.   PPT. "PPT" means Prentiss Properties Trust, a Real Estate
Investment Trust organized under the laws of the State of Maryland, and any successor thereto.

        1.33. Profit Shares. "Profit Shares" means the total number of Common Shares issuable to a Participant pursuant to the exercise of an Option less the number of Mature Common Shares used to exercise the Option.

        1.34. Restricted Shares. "Restricted Shares" means Common Shares granted to a Participant subject to a substantial risk of forfeiture under the Incentive Plan prior to the lapse of such risk of forfeiture.

        1.35. Restricted Share Deferral Election. "Restricted Share Deferral Election" means an election by a Participant to defer receipt and ownership of compensation that would otherwise result upon vesting of nonvested Restricted Shares, subject to the requirements and terms of Article III hereof.

        1.36. Share Account. "Share Account" means the record established and maintained for each Participant in accordance with Article III hereof, for bookkeeping purposes only, to the extent that such Account is deemed to be invested in Common Shares. The Participant's interest in the Share Account shall be expressed in the form of whole and fractional Common Shares.

        1.37. Share Purchase Plan. "Share Purchase Plan" means the Prentiss Properties Trust Share Purchase Plan, as amended from time to time, and any successor thereto.

        1.38. Share Purchase Deferral Election. "Share Purchase Deferral Election" means an election by a Participant to (i) reduce his salary by a specified amount for a Plan Year, (ii) subject all or portion of the Common Shares otherwise issuable or transferable to him under the Share Purchase Plan to the terms of this Plan; and (iii) defer under this Plan the receipt and ownership of any Common Shares to which he would otherwise be entitled as a result of an option granted to him under the Share Purchase Plan, subject to the requirements and terms of Article III hereof.

        1.39. Termination of Employment. "Termination of Employment" means a cessation of substantially all services for an Employer in any capacity, including employee, trustee, and consultant, as determined by the Committee.

        1.40. Trust; Trust Fund. "Trust" or "Trust Fund" means trust created under the Prentiss Properties Executive Choice Deferred Plan Trust Agreement, as amended from time to time; provided, however, that such Trust shall comply with the model trust provisions of Rev. Proc. 92-64 and any interpretations or modifications of such provisions issued by the Internal Revenue Service.

        1.41. Trustee. The "Trustee" means the person or persons (whether corporate, individual, or a combination thereof) named in the Trust and any successor(s) thereto.

        1.42. Unforeseeable Emergency. "Unforeseeable Emergency" means an immediate financial need of the Participant resulting from extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant as determined by the

Committee. Without limiting the generality of the foregoing, an emergency shall be deemed to exist only if the Committee determines that the Participant has suffered a severe financial hardship resulting form a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar circumstances as a result of events beyond the control of the Participant. An Unforeseeable Emergency will not be deemed to exist if the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets, to the extent that such liquidation would not itself cause severe financial hardship; or by the termination of his Deferral Election under the Plan.

        1.43. Value; Valuation. "Value, Valuation" and similar terms mean, with respect to Common Shares as of any given date, the closing price of a Common Share on the New York Stock Exchange. If the Common Shares shall cease to be listed on the New York Stock Exchange but are listed on another established stock exchange or exchanges, the Value of a Common Share shall be deemed to be the highest closing price of a Common Share as reported on that stock exchange or exchanges or, if no sale of Common Shares shall be made on any stock exchange on that day, then the next preceding day on which there was a sale. If the Common Shares shall not listed on an established stock exchange but are traded in the over-the-counter market as reported by the National Association of Securities Dealers, Inc., the Value of a Common Share shall be the reported "closing" price of a Share as so reported.

                                   ARTICLE II.

                          ELIGIBILITY AND PARTICIPATION

        2.01. Determination of Eligibility. Only those Eligible Employees selected by the Committee may participate in the Plan. The Committee may also determine that an Employee who was previously eligible may not continue to make Deferral Elections under the Plan.

        2.02. Notice of Eligibility. Upon determining that an Eligible Employee is to be invited to participate in the Plan, the Committee shall provide such Employee with a copy of the Plan and any amendments thereto. Such notice may be given at such time and in such manner as the Committee may determine. No Eligible Employee shall be required to participate in the Plan.

        2.03. Enrollment in Plan. An Eligible Employee may enroll in the Plan by filing a Deferral Election with the Committee as provided in Article III. Upon the filing of a Deferral Election (whether at the time of initial selection by the Committee or subsequently) and subject to the acceptance of that election by the Committee, such Eligible Employee shall be deemed to have accepted all of the terms of the Plan and to have agreed to cooperate fully with the Committee and the persons and entities engaged to provide services to the Plan. If an Eligible Person or Participant fails or refuses to provide information requested or otherwise cooperate fully in the implementation and administration of the Plan, the Committee may exclude such person from participation in the Plan or from one or more features of the Plan.

        2.04. Minimum Deferral. The Committee may establish minimum Deferral Election requirements from time to time. The Committee may decline to accept any Deferral Election

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which does not comply with those requirements. Unless and until changed by the
Committee, the minimum Deferral Elections shall be as follows:

                        (i) KeySOP Deferral Election: 1,000 Common Shares or 100% of account in shares, whichever is smaller.

                        (ii) Share Purchase Deferral Election: one percent (1%) of the Participant's base compensation.

                        (iii)   Option Deferral Election: 1,000 Common Shares.

                        (iv) Restricted Share Deferral Election: 1,000 Common Shares.

        2.05. Irrevocability of Deferral Elections. A Deferral Election shall be irrevocable once filed with the Committee except as otherwise provided in the Plan. Any attempt by a Participant to assign, pledge anticipate or otherwise dispose of any Common Shares that may ultimately be transferred to him under the Plan prior to their actual distribution or transfer shall be null and void and shall not be recognized by the Company for any purpose.

        2.06. Reemployment. In the event that Participant ceases to be eligible to participate in the Plan (whether due to Termination of Employment or otherwise) and thereafter again becomes an Eligible Employee, the Committee shall have no obligation to designate such Eligible Employee as to participate further in the Plan.

        2.07. Transfer Among Employers. If a Participant is transferred from one Employer to another, he shall continue to participate in the Plan unless the Committee determines that the Participant no longer satisfies the requirements for an Eligible Employee. If a Participant is transferred to an Affiliate which is not an Employer, such transfer shall terminate such Participant's status as an Eligible Employee hereunder, but shall not be treated as a Termination of Employment.

        2.08. Termination of Participation. Except as provided herein, an Eligible Employee's participation in the Plan shall end not later than the date of such employee's Termination of Employment. Upon termination of participation, the Participant may not make any further Deferral Election, but Deferral Elections existing on the date of termination shall continue to apply to amounts or Common Shares that are the subject of those elections. If a Participant is involuntarily terminated for cause, all existing Deferral Elections shall be canceled and such Participant's Benefit shall be paid as soon as practical. In the case of involuntary termination or lay-off otherwise than for cause, the Committee may, in its complete discretion, allow an employee to revoke an existing Deferral Election. In addition, the Committee may allow a Participant who has terminated employment, but who is expected to receive compensation in a subsequent Plan Year that could be otherwise subject to a Deferral Election, to make one or more Deferral Elections after his Termination of Employment.

                                  ARTICLE III.

                               DEFERRAL ELECTIONS

        3.01.   Share Purchase Deferral Elections.

                (a) A Participant who is also a participant in the Share Purchase Plan may make a Share Purchase Deferral Election with respect to all or any portion of the Common Shares that the Participant could otherwise elect to purchase under the Share Purchase Plan and on the same basis as Common Shares could be purchased under the Share Purchase Plan. Such a Share Purchase Deferral Election shall specify the dollar amount or percentage of salary to be deferred subject to the terms hereof; provided, however, that such Share Purchase Deferral Election shall be for no more than 90% of the Participant's salary unless otherwise permitted by the Committee; provided, however, that the number of Common Shares that may be covered by a Share Purchase Deferral Election for any Plan Year shall be reduced by the number of Common shares that may be purchased under the Share Purchase Plan for that Plan Year and which the Participant elects to purchase outside of this Plan.

                (b) To be effective for any Plan Year beginning on or after January 1, 2004, a Share Purchase Deferral Election must be filed with the Committee during the Open Enrollment Date preceding such Plan Year. However, if the date an Eligible Employee first commences participation in the Plan is not the first day of a Plan Year, including an Eligible Employee designated as a Participant at the Effective Date of the Plan, such an Eligible Employee may make a Share Purchase Deferral Election for that Plan Year within 30 days after being designated as a Participant. Such initial Share Purchase Deferral Election shall apply to semi-annual purchase periods under the Share Purchase Plan beginning at least 30 days after the filing of a Share Purchase Deferral Election.

                (c) The amount specified in the Participant's Share Purchase Deferral Election shall be withheld by the Employer from the Participant's salary in substantially equal installments over the Plan Year (i.e., two semi-annual purchase periods) to which it relates. Such withheld amounts shall not be paid or made available to the Participant. The Employer shall pay such amounts to the Company which shall retain such shares. At such times as the Participant would have been, but for the Share Purchase Deferral Election, issued Common Shares under the Share Purchase Plan, the Committee shall credit the Participant's Share Account with an appropriate number of Common Shares. For such purpose, $1.00 in Value of Common Shares shall be credited to the Participant's Share Account for each $0.85 withheld from the Participant, as determined by the Share Purchase Plan. Thereafter, the investment and accounting for such deferred salary shall be determined under Article V.

                (d) A Share Purchase Deferral Elections shall continue in effect from year to year while the Participant continues under the Plan unless it is revoked or modified during an Open Enrollment Period or unless the Committee suspends, cancels or modifies such election. If the amount withheld is insufficient to by a whole number of Common Shares, any residual funds shall be carried forward and combined with any subsequent amount withheld from the Participant and applied to the purchase of Common Shares as provided herein. Upon the termination of a Participant's Share Purchase Deferral Election (whether due to Termination of Employment or otherwise), any such residual funds shall be treated as part of the Participant's Other Investment Account.

                (e) A Participant's Share Purchase Deferral Election shall be invalid to the extent that it would result in the crediting of Common Shares to the Participant's Share Account in excess of the number of Shares that could have been purchased by the Participant under the Share Purchase Plan for any semi-annual purchase period under such plan, reduced by the number of Common Shares actually purchased by the Participant under the Share Purchase Plan for that period. The Committee shall monitor the elections made by the Participant under the Share Purchase Plan to assure that no duplication of purchases occurs. To the extent that a Participant's combined purchases of Common Shares under the Share Purchase Plan and the number of Shares deemed purchased hereunder exceeds the maximum number permitted herein, the Value of the excess number of Common Shares shall be paid to the Participant in cash and the number of Common Shares credited to the Participant's Share Account under the Plan shall be reduced accordingly.

        3.02.   Option Deferral Elections.

                (a) A Participant who has received an Option under the Incentive Plan may make an Option Deferral Election with respect to all or any portion of the Profit Shares that would otherwise be issued or transferred to him pursuant to an Option. Such an Option Deferral Election must specify the number of Common Shares to which it relates and must be filed with the Committee at least six months prior to the vesting of the relevant Option, except that a Participant may make an Option Deferral Election not later than February 21, 2003 with respect to any Option that could otherwise be exercised at any time thereafter without regard to such six month notice requirement. An Option Deferral Election, once filed, is irrevocable. For Option Deferral Elections made after February 21, 2003, an Option Deferral Election may apply only to Options that have not yet vested under the terms of the Incentive Plan.

                (b) The Option Deferral Election shall clearly identify the option to which it applies, including, if required by the Committee, the date of grant, exercise date, and number of shares covered by the grant. A separate Option Deferral Election must be completed and filed with the Committee with respect to each Option, or portion thereof, that is to be subject to the Plan. If the Option Deferral Election is applies to only a portion of a particular Option, then the Option Deferral Election must specify such portion. Any Profit Shares attributable to the exercise of the Option shall first be deemed to be the Profit Shares subject to the Option Deferral Election. If an Option Deferral Election relates only to a portion of an Option, a Participant may make a subsequent Option Deferral Election with respect any remaining portion of such Option, but may not remove from the Option Deferral Election any portion of an Option previously subjected to such an election.

                (c) An Option Deferral Election shall remain in effect from the date it is filed until the last day of the term of the relevant Option and shall prohibit the Participant from exercising the Option during the period beginning on the day the Option Deferral Election is filed and ending on the date that is six months thereafter. In addition, the Option Deferral Election shall require the Participant to agree that the exercise price of Option subject thereto may only be paid by the transfer to the Company of Mature Common Shares, including any deemed transfer or attestation approved by the Committee. Notwithstanding the foregoing, any Option Deferral Election shall become null and void with respect to the unexercised portion of any Option if the Participant's employment is terminated (either voluntarily or involuntarily).

                (d) Any Profit Shares subject to an Option Deferral Election shall not be transferred or issued to the Participant or to the Trust but shall be retained by the Company and credited by the Committee to the Participant's Share Account. Thereafter, the investment and accounting for such Profit Shares shall be determined under Article V. Any Common Shares issuable or transferable to the Participant as a result of such exercise other than Profit Shares shall be transferred to the Participant.

        3.03.   Restricted Share Deferral Elections.

                (a) A Participant may make a Restricted Share Deferral Election with respect to any Restricted Shares granted under the Incentive Plan which are subject to a risk of forfeiture. Such an election must be filed with the Committee at least six months prior to the date the relevant Restricted Shares would otherwise vest or become transferable under the Incentive Plan, except that a Participant may make a Restricted Share Deferral Election not later than February 21, 2003 with respect to Restricted Shares that would otherwise vest or become transferable at any time thereafter without regard to such six month notice requirement. Once filed, a Restricted Share Deferral Election is irrevocable.

                (b) The Restricted Share Deferral Election shall clearly identify the grant of Common Shares to which it applies, including, if required by the Committee, the date of grant, number of shares granted, the number of shares covered by the Restricted Share Deferral Election, and the release or vesting date. In addition, if the Participant is in possession of certificates evidencing the Restricted Shares for which a Restricted Share Deferral Election is made, the Participant shall deliver such certificates, duly endorsed in blank, to the Committee contemporaneously with the filing of the Restricted Share Deferral Election.

                (c) Any Restricted Shares subject to a Restricted Share Deferral Election shall not be released, transferred or issued to the Participant or to the Trust, but shall be retained by the Company and, at such time as the Restricted Shares would otherwise vest or become transferable, credited by the Committee to the Participant's Share Account. Thereafter, the investment and accounting for such Restricted Shares shall be determined under Article V.

        3.04.   Dividend Elections.

                (a) Except as provided herein, any dividends payable with respect to Common Shares that are credited to the Participant's Share Account shall be transferred to the Trust. A Participant may, however, file a Dividend Election with the Committee under which any dividends thereafter paid with respect to such Common Shares credited to a Participant's Share Account will be paid to the Participant in cash. If any such dividend has been inadvertently paid to the Trust, the Committee shall require the Trustee to return such dividends to the Company. To the extent that the Company has not issued the Common Shares reflected in the Participants' Share Accounts, it shall make an equivalent payment to the persons who would have received payment of such dividends under the Dividend Election. To the extent that any payment under this Section is determined to be subject to employment taxes, the Company may reduce such payment to the extent of the Company and the Participant's portion of such taxes.

                (b) To be effective for any Plan Year beginning on or after January 1, 2004, a Dividend Election must be filed with the Committee during the Open Enrollment Date preceding such Plan Year. However, if the date an Eligible Employee first commences participation in the Plan is not the first day of a Plan Year, including an Eligible Employee designated as a Participant at the Effective Date of the Plan, such an Eligible Employee may make a Dividend Election for that Plan Year within 30 days after being designated as a Participant. Such initial Dividend Election shall apply to any dividends or dividend equivalent paid at least 30 days after the filing of the initial Dividend Election. The Committee may refuse to accept any Dividend Election if acceptance of the election might result in insufficient funds being available to the Trustee to permit it to pay the electing Participant's share of expected premiums on insurance purchased under the Prentiss Properties Executive Choice Deferred Compensation Plan.

        3.05.   KeySOP Deferral Elections.

                (a) A Participant who is also a participant in the KeySOP may make a KeySOP Deferral Election with respect to all or any portion of the balance that would become payable to him under the KeySOP, but only to the extent that such benefit is payable in Common Shares. Such a KeySOP Deferral Election must specify number of Common Shares to which it relates and must be filed with the Committee at least six months prior to the vesting date for such shares under the KeySOP.

                (b) Any Common Shares otherwise distributable to the Participant under the KeySOP that is subject to a KeySOP Deferral Election, and which is in excess of the amount, if any, paid therefor by the Participant, shall not be distributed or made available to the Participant but shall be retained by the Company. Such Common Shares shall, upon receipt by the Company, be credited to the Participant's Share Account under the Plan and shall be considered fully vested at all times. Thereafter, the accounting for such amounts shall be determined under Article V.

        3.06. Vesting. Each Participant shall have a fully vested (non-forfeitable) interest in all amounts covered by his Deferral Elections under the Plan and the earnings and losses thereon, except as expressly provided otherwise herein in the event of the Insolvency of his Employer.

        3.07. Effect on Compensation and Other Plans. Unless otherwise required by law, the Value of any Common Shares covered by a Deferral Election shall not be included in the compensation reflected on the Participant's federal income tax withholding statement (W-2 Form). Such Value shall not be considered as compensation for purposes of calculating any contribution or benefit which the deferring Participant may be entitled to under any other plan or program adopted or maintained by the Employers except to the extent provided therein. Any type of compensation or benefit that may be the subject of a Deferral Election hereunder must comply with the terms of the plan or program under which such compensation or benefit is provided. The adoption and implementation of this Plan is not intended to amend any other plan or program of the Employers. Without limiting the generality of the foregoing, nothing in this Plan shall be interpreted to accelerate or otherwise modify the time at which rights under any other plan or program of any Employer vest or become exercisable or increase the number of Common Shares available to a Participant beyond the number of Common Shares determined under the shareholder-approved plans in which the Participant participates.

                                   ARTICLE IV.

                             EMPLOYER CONTRIBUTIONS

        4.01. Discretionary Employer Contributions. The Employer shall not make any contribution of Common Shares for any of the Participants in the Plan for any Plan Year or otherwise permit any Participant to receive any number of Common Shares in excess of the number of Common Shares determined under the shareholder-approved plans in which the Participant participates.

                                   ARTICLE V.

                      ACCOUNTING FOR DEFERRED COMMON SHARES

        5.01.   Tracking of Common Shares.

                (a) The Common Shares subject to Deferral Elections shall be deemed to be held for investment for the benefit of the Participants. The Committee shall maintain a record of all Common Shares held in the Participants' Share Accounts. At such time as the Participant becomes entitled to distribution under Article VI, the Committee shall inform the Company of the number of Common Shares credited to the Participant's Share Account for purposes of determining the Benefit to be distributed to the Participant. Unless otherwise determined by the Committee consistent with Section 9.03, any distribution from the Share Account shall be made in kind and not in cash. The Company is not required to issue or otherwise set aside any Common Shares for any Participant under the Plan, but if it does so, the Common Shares reflected in the Share Accounts shall not be transferred to the Trust but shall remain general assets of the Company. Any or all of such Common Shares may be transferred to or for the benefit of one or more creditors of the Company.

                (b) If any Common Shares reflected in the Participant's Share Account are subject to restrictions under applicable law or under other agreements between the

        Company and the Participant, those restrictions shall continue to apply to such Common Shares unless otherwise determined by the Committee.

                (c) In the event of a share dividend, split, merger, consolidation or other recapitalization of the Company affecting the number of outstanding Common Shares, the number of Common Shares credited to a Participant's Share Account shall be appropriately adjusted on the same basis as specified by the Committee.

                (d) Notwithstanding any provision to the contrary, Participants who are actually or potentially subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, shall be subject to any procedures adopted by the Committee, including without limitation the delay of any distribution from a Participant's Share Account.

        5.02. Use of Third Party Recordkeepers. The Committee may engage a third party to assist it in tracking the number of Common Shares credited to the Participants' Share Accounts, reporting of Values to Participants, and such other recordkeeping functions as determined by the Committee. To the extent that a third party recordkeeper is so retained, the Committee shall have no responsibility for the accuracy of calculations or other actions undertaken by such third party.

        5.03. Unfunded Nature of Benefits. It is the intent of the Company that all benefits provided under the Plan will be considered unfunded for purposes of the Code and Title I of ERISA. No person entitled to any distribution under the Plan shall have any claim, right, security, preference or other interest in any asset of any Company except to the extent that an Employer has violated the terms of the Plan. Any claims by Participants against any Employer shall be general, unsecured claims. No Participant shall have any right or recourse against the assets of any member of the Board, Committee or other person who acts on behalf of the Company or any Employer with respect to the Plan, except for breach of a duty imposed on such person by the Plan or applicable law.

                                   ARTICLE VI.

                            DISTRIBUTION OF BENEFITS

        6.01. Time of Distribution. Except as otherwise provided below, distribution of a Participant's Benefit may not be made or commenced prior to the Participant's Termination of Employment, whether due to Normal Retirement, Early Retirement, death, Disability or voluntary or involuntary separation. A temporary leave or layoff shall not be treated as a Termination of Employment for purposes of this Section so long as the Participant has a right to return to work under an employment agreement, a policy of the Company, or applicable law. Distributions to Participants employed or formerly employed by an Employer (and their Beneficiaries) shall be suspended upon the Insolvency of that Employer except as provided in Section 6.11.

        6.02.   Distribution of Benefits Following Termination of Employment.

                (a) Upon commencing participation in the Plan and at each subsequent Open Enrollment Period, each Participant may designate the date on which Common Shares covered by a Deferral Election made during that Open Enrollment Period with respect to the succeeding Plan Year will be distributed or distribution commenced. The date so selected may be any date at least 24 months after the first day of the Plan Year to which the Deferral Election relates. In addition, the date so selected shall apply to Shares the receipt of which is deferred in subsequent years unless and until a different date is designated with respect to those years. The transfer date so selected may be identified as a specific date, the date that is a specific number of months or years following the close of the Plan Year to which the election relates, the date the Participant Terminates Employment, attains a specified age, or any other formulation that the Committee believes will allow it to determine when the transfer of Common Shares must be made or commence. Any such election may provide alternative transfer dates in the event of Termination of Employment before the otherwise applicable date.

                (b) Only one date may be designated under paragraph (a) for the distribution or commencement of distribution of Common Shares deferred for such Plan Year. If more than one designated distribution date falls within a single year, the Committee may require that all distributions for such year be made on a single date within that year selected by the Committee (which need not be a date selected by the Participant so long as the minimum deferral period of paragraph (a) is satisfied). In addition, a Participant may not have more than ten (10) designated distribution dates over the life of his participation in the Plan. For purposes of the foregoing limitation, a distribution date which is postponed under paragraph (c) shall together with the postponed date be treated as one distribution date.

                (c) The date for distribution selected by a Participant may be postponed (but not accelerated) by a subsequent written notice to the Committee, provided such notice is given at least 12 months prior to the date that transfer would otherwise be made or commence and that the postponement is for at least an additional 12 months from the original distribution date. No postponement shall be permitted if the Participant has exceeded (or would exceed) the limitation on the number of transfer dates under paragraph (a). If the postponed date requested by a Participant would result in two distribution dates in a single year, then both distributions shall be made on the later of the postponed distribution date or the other date designated for the same year as the postponed distribution and treated as a single distribution.

                (d) In the absence of a contrary designation, the transfer of Common Shares deferred hereunder shall commence as soon as practical following the Participant's Termination of Employment. However, even if there is a contrary designation, transfer of Common Shares will be made as soon as practical following Termination of Employment with respect to any Participant whose employment is involuntarily terminated for cause (as determined by the Committee).

                (e) The Committee shall have the authority to deny any requested postponement to a distribution date if it determines that agreeing to such postponement would result in adverse tax consequences to other Participants or the Company. The Committee's determination in such regard shall be binding and conclusive. Distributions shall be deemed to come first from deferred option gains, then from the Share Purchase

        Plan and finally from Restricted Stock grants. If there is any question concerning a Participant's intended distribution, the Committee may, in its discretion, determine the timing and source of the distribution.

        6.03.   Withdrawal of Common Shares Prior to Termination of Employment.

                (a)     A Participant who meets the requirements of paragraph
        (b) or (d) below may withdraw all or a portion of his vested Benefit without regard to the limitation on distribution dates under Section 6.02(a). No withdrawal will be permitted unless the Participant has had a Deferral Election in place for 24 consecutive months preceding the date of the withdrawal related to that election. No more than one withdrawal may be made under this Section during any Plan Year.

                (b) Subject to paragraph (a), a Participant may withdraw all or part of the Common Shares held on his behalf in his Share Account prior to Termination of Employment in the event of an Unforeseeable Emergency. The Value of the Common Shares distributable under this paragraph may not exceed the amount needed to meet the Unforeseeable Emergency (including taxes imposed on the distribution), as determined by the Committee.

                (c) If a Participant incurs an Unforeseeable Emergency, but the Committee determines that such emergency can be relieved through the suspension of Deferral Elections, the Committee shall not authorize a withdrawal, but may permit the Participant to suspend his Deferral Election or a portion thereof. Following suspension, a Participant may resume Deferrals only during a subsequent Open Enrollment Period by executing a new Deferral Election.

                (d) Subject to paragraph (a), a Participant may withdraw all or a part of his Benefit derived from his Deferral Elections in a single distribution upon 30 days notice to the Committee without regard to whether he has suffered an Unforeseeable Emergency. However, in the event of such a withdrawal, the Participant shall forfeit an amount equal to ten percent (10%) of the Value of the Common Shares withdrawn. Such amount shall be released to the Company at the same time as the withdrawn shares are transferred to the Participant.

                (e) A Participant requesting a withdrawal under this Section shall specify the years in which the requested Common Shares were deferred and would otherwise be distributed or distribution commenced. The Committee may, as a condition to approving such request, require that a different year's deferral be withdrawn or may designate the year to which the withdrawal relates if the Participant does not do so.

        6.04.   Form of Distribution of Benefits.

                (a) Upon commencing participation in the Plan and at each Open Enrollment Date thereafter, each Participant shall designate the manner in which Common Shares covered by his Deferral Election made at that time shall be distributed at his termination of Employment or at a specified date prior to Termination of Employment. For distributions made upon Termination of Employment, the following options shall be permitted.

                        (i) A lump sum distribution at Termination of Employment, which will be made as soon as practical following the termination event;

                        (ii) A lump sum distribution at a date following the Termination of Employment by a specified number of years, but not more than fifteen years;

                        (iii) Annual distributions of Common Shares on a declining balance over periods of 5, 10, or 15 years at the Participant's option. Such distributions must commence within five years following Termination of Employment.

                (b) If distribution is made prior to Termination of Employment, the Participant's Benefit shall be paid in a lump sum or in annual installments on a declining balance over a period of 5 years at the Participant's option.

                (c) All distributions due a Participant must be completed not more than 15 years after Termination of Employment. In the absence of a designation as to the manner of distribution, the default form of distribution shall be a lump sum distribution upon Termination of Employment.

                (d) Each such transfer of Common Shares shall be made on or as soon as practical following the date selected by the Participant. If more than one installment is contemplated, each such distribution shall be determined by dividing the number of Common Shares held in the Participant's Shares Account immediately prior to the distribution by the number of years remaining in the term of distribution. Any undistributed portion of the Participant's Benefit shall remain subject to all of the terms of the Plan.

                (e) Any Participant who has elected a manner of distribution or has been deemed to have elected a manner of distribution of Common Shares may change the manner of distribution by written notice to the Committee provided such notice is given at least 12 months prior to the date that the distribution of Common Shares would otherwise commence. If distribution is to be made upon Termination of Employment, any election to change the manner of distribution must be made at least 12 months before such termination. In addition, any participant who has elected any term of installment transfers may elect a lump sum distribution prior to or during the course of such transfers subject to a 10% penalty of the Value of the Participant's Benefit determined immediately before such distribution is made. If a Participant who has elected installment distributions incurs an involuntary Termination of Employment as a result of a layoff, property closure or sale, loss of management contract or other circumstances beyond the control of the Participant, the Committee may, in its discretion, permit a Participant who so requests to revoke or modify a prior election and receive all or portion of the anticipated installments as single distribution without the imposition of a 10% penalty.

                (f) Notwithstanding elections to the contrary, a Participant whose employment ends through voluntary resignation in his initial year of Plan participation will receive a lump sum distribution of his Benefit as soon as possible following Termination of Employment.

                (g) A Participant whose employment is terminated for cause (as determined by the Committee) shall receive a lump sum distribution of his Benefit as soon as practical following the termination event. Any contrary election made by the Participant shall be disregarded. A Participant whose employment ends through involuntary separation for any reason other than cause may receive Benefits in accordance with his termination distribution elections.

        6.05. Transfer of Common Shares Upon Change of Control. In the event of a Change of Control prior to the Insolvency of an Employer, all Common Shares held on behalf of the Participants shall become distributable at the date thereof. Transfer of Common Shares shall be made in a single distribution to each Participant as soon as practical after the Change of Control occurs. It shall not be necessary for any Participant or Beneficiary to apply for or consent to such distribution. The Company shall take all steps necessary to release such shares and transfer possession thereof to the Participants.

        6.06.   Designation of Beneficiary.

                (a) If a Participant dies before receiving all of his Benefit under the Plan, all prior elections made by the Participant as to the time and manner of payment shall be canceled. Such deceased Participant's Benefit (or the undistributed portion thereof) shall be distributed in a single distribution to the Beneficiary designated by the Participant.

                (b) A Participant may designate one or more Beneficiaries on such form as supplied by the Committee. A Participant may by similar action designate a change of Beneficiary at any time, which change shall be effective only upon receipt by the Committee of said notice. The last such designation form filed with the Committee prior to the Participant's death shall control.

                (c) If a Participant designates his spouse as a Beneficiary under paragraph (a), such designation shall automatically be revoked on the date that the Committee receives written notice that the Participant and such designated spouse have divorced, except to the extent otherwise provided in a subsequent Beneficiary designation filed by the Participant with the Committee.

                (d) In the absence of a written designation, or in the event a Participant dies without a Beneficiary surviving him, the amount which would otherwise be payable to his Beneficiary shall be paid to the surviving spouse of such Participant or if none, to such Participant's estate. A Beneficiary shall have no interest or rights under the Plan during the lifetime of the Participant, except as may be provided otherwise in the Plan or ERISA.

        6.07. Loans. Participants shall not be entitled to borrow any portion of their Accounts, nor may Accounts be given as security for any loan extended to the Participant.

        6.08. Deductions. Distributions made hereunder shall be reduced by the amount of any taxes required by law to be withheld from such distributions and by the amount of any claims of creditors of the Company payable under the Trust. The Value of any Common Shares deferred hereunder shall be subject to employment taxes to the extent required by Section 3121(v) of the Code.

        6.09. Benefit Distribution on Disability or Incapacity. If a Participant becomes Disabled prior to receiving his entire Benefit under the Plan, the Committee may, in its absolute discretion, modify or cancel any election made by the Participant as to the time or manner of distribution and determine when and how the Participant's Benefit shall be distributed. If the Committee determines that a claimant who is to receive Common Shares hereunder is a minor, mentally or emotionally incompetent, or is for any other reason incapable of giving a valid receipt or discharge for such transfer, the Committee may direct the Company to transfer all or part of the Common Shares otherwise transferable to the claimant to a guardian, custodian, trustee conservator, relative, institution or other person on behalf of such claimant; provided, however, the Committee shall not be obligated to make any inquiry as to the competency of any Participant, Beneficiary or other claimant. Any transfer of Common Shares made on behalf of a claimant under this Section shall act as a full and complete discharge and release of the obligation of the Plan to such claimant.

        6.10. Deduction Limitation. If the Committee determines that the Company would be denied a deduction for amounts otherwise payable in any Plan Year to a Participant as a result of the limitations imposed by section 162(m) of the Code, the Committee may direct the Trustee to reduce the number of Common Shares otherwise transferable to such Participant (but not below zero) to the extent necessary to avoid such loss of deduction. In the event of such reduction, the Common Shares not so transferred shall continue to be part of the Participant's Share Account and shall be transferred to the Participant at the earliest Plan Year or Years in which transfer may be made without loss of the deduction to the Company under that section.

        6.11.   Suspension of Transfers During Insolvency.

                (a) Upon the Insolvency of an Employer, all transfers of Common Shares that would otherwise be made hereunder to Participants employed or formerly employed by such Employer (and their Beneficiaries) shall be suspended except to the extent that an event permitting such a transfer to one or more Participants or Beneficiaries occurred prior to the date of such Insolvency. Transfers may resume or only upon a determination that Insolvency has not occurred or has been cured.

                (b) The Committee shall not have any responsibility for determining whether the Insolvency has occurred. If, however, the Committee is advised by the Board or otherwise determines that any Employer is Insolvent, the Committee shall take all steps necessary to effectuate the release and transfer of Common Shares to creditors of the Employer as may be requested by the Employer or the Company.

                                  ARTICLE VII.

                                 ADMINISTRATION

        7.01.   Fiduciaries.

                (a) The "fiduciaries" of the Plan are (1) the Company, when acting as the "Plan Administrator," as defined under ERISA); and (2) the Committee. Each such fiduciary shall have only those powers, duties, responsibilities, and obligations which are specifically allocated to them under the Plan.

                (b) Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of any other fiduciary as being proper under the Plan, and is not required to inquire into the propriety of any such direction, information or action. No fiduciary shall be deemed to have guaranteed the Value of the Common Shares credited to the Share Accounts of Participants.

        7.02.   Powers and Responsibilities of the Company.

                (a) The Company shall determine the number of, and shall be empowered to appoint and remove the members of the Committee from time to time as it deems necessary for the proper administration of the Plan.

                (b) The Company may employ an independent qualified public accountant to examine the books, records, and any financial statements and schedules of the Plan.

                (c) The Company shall file or cause to be filed with the appropriate government agency (or agencies) any required reports and any other pertinent documents.

        7.03.   Powers and Responsibilities of the Committee.

        The Committee shall carry out the daily management of the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Committee shall be conclusive and binding upon all persons. The Committee may correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; provided, however, that any interpretation or construction shall be made and applied in a nondiscriminatory manner. The Committee shall have such powers and duties as may be necessary to discharge its duties hereunder, including, but not limited to, the power and duty:

                (a) to construe and interpret the Plan, decide all questions of eligibility for distribution of any benefits hereunder;

                (b) to adopt such rules, such procedures and forms as it deems appropriate;

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                (c)     To direct an Employer to reduce a Participant's Deferral
        Election if it determines that acceptance of the election as submitted could impair the Employer's or the Participant's ability to meet any other obligations imposed on either of them by law or agreement.

                (d) to make a determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing thereon;

                (e) to receive from the Employers and from Participants such information as shall be necessary for the proper administration of the Plan;

                (f) to delegate to one or more of the members of the Committee the right to act in its behalf in all matters connected with the administration of the Plan and to delegate ministerial matters to its agents or employees, who need not be members of the Committee;

                (g) to furnish any Participant or Beneficiary who requests in writing statements indicating the Value of such Participant's or Beneficiary's Accounts;

                (h) to maintain all records necessary for verification of information required to be filed with any governmental agency;

                (i) to retain such agents, and employees, including legal counsel (which may be counsel for the Company), as it deems appropriate for the discharge of its duties hereunder;

                (j) to adjust the Accounts of Participants at least once per quarter of each Plan Year to reflect earnings, gains, losses, and increases and decreases in their Accounts based on information supplied by the Trustee.

        7.04. Committee Procedures. The Committee may act at a meeting or in writing without a meeting. Such committee shall elect one of its members as chairman, appoint a secretary who need not be a member of the Committee. The Secretary shall keep a record of all meetings and forward all necessary communications to the Company or other appropriate persons. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting member of the Committee who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members and the Company shall not be responsible for any such action or failure to act.

        7.05. Voting of Securities. The Participants may direct the manner in which voting, dissenter's or other shareholder's rights of securities held in their Share Accounts are to be exercised. The Committee shall adopt such procedures as necessary to facilitate the exercise of such rights.

        7.06. Coordination with Other Executive Choice Plans. The Committee is expected to coordinate the administration of the Plan with the administration of the Prentiss Properties

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Executive Choice Deferred Compensation Plan, the Prentiss Properties Executive
Choice Deferred Compensation Plan for Trustees and the Prentiss Properties Executive Choice Share Deferral Plan for Trustees. The Committee may provide for the common administration of the plans and may appoint the same recordkeeper and other agents who may treat the plans, for administrative purposes and for communication to Participants, as a single program. The Committee may authorize the use of forms and disclosures jointly with the Executive Choice Plan. Such administrative steps are for convenience only and shall not be interpreted to negate the separate existence and nature of each such plan.

        7.07. Decisions of the Committee. The decisions of the Committee shall be conclusive and binding upon the Company, the Trustee and all Employees, Participants and Beneficiaries. All decisions of the Committee which involve the exercise of discretion shall be made upon the basis of uniform principles established in this Plan and by the Committee and in such manner as to avoid any discrimination among Participants.

        7.08. Records and Statements. The Committee shall maintain such records as may be required by law, the Plan, or as it otherwise deems appropriate for the administration of the Plan. Such records shall reflect the Value of each Participant's and Beneficiary's Accounts at any time. Records of the Committee shall be subject to the inspection of the Company and of any Participant or Beneficiary, but only to the extent that they apply to him.

        7.09. Payment of Expenses. All expenses incident to the administration, termination or protection of the Plan, including but not limited to, legal and accounting fees shall be paid by the Company.

        7.10. Benefit Claims Procedure. The Committee shall make all determinations as to the right of any such person to any benefit under the Plan. Any Participant, Beneficiary, or the authorized representative of either of the foregoing may file a request for benefits under the Plan. Such request shall be deemed filed when made in writing addressed or hand-delivered to the Committee in care of the Company. Such request shall be on such form and pursuant to such rules as are adopted by the Committee and shall set forth the basis of such claim. Upon receipt of such claim, the Committee shall conduct such examinations as may be necessary to determine the validity of the claims and, if appropriate, shall take such steps as may be necessary to facilitate the distribution to which the claimant is entitled.

        7.11. Claims Review Procedure. If any claim for benefits is denied, the Committee shall notify the claimant in writing. The notice of the denial of benefits shall state the specific reason for such denial and cite any applicable provisions of the Plan upon which the denial is based. If the claim can be corrected, a request for such information shall be made and the reason for requesting such additional information shall be stated in the notice to the claimant. The claimant shall be entitled to appeal the decision to the Committee for a period of sixty (60) days after receipt of the notification of denial. The claimant shall be advised that the failure to perfect and appeal within such sixty (60) day period shall make the Committee's initial decision conclusive. The Committee shall furnish the claimant or his personal representative any Plan information needed to perfect his appeal.

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

        7.12. Unclaimed Benefits. Each Participant and Beneficiary of a deceased Participant shall file with the Committee from time to time in writing, his home address and each change of home address. Any communication addressed to the Participant or the Beneficiary at his last home address filed with the Committee, or if no such address was filed, then at his last home address as shown on the Company's records, shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Committee shall not be obligated to search for or ascertain the whereabouts of any Participant or Beneficiary. If the Committee furnishes notice to any Participant or Beneficiary of a deceased Participant, that he is entitled to a distribution and the Participant or Beneficiary fails to claim such distribution or make his whereabouts known to the Committee, such benefit shall be retained by the Plan until the earlier of
(i) the date the Plan is terminated or (ii) the date the Company is liquidated. Such Participant's benefit shall then be disposed of as follows:

                (a) If the Participant has not been located by the time of distribution of assets, and the whereabouts of the Beneficiary of such Participant then is known to the Committee, distribution shall be made to such Beneficiary.

                (b) If the whereabouts of both such Participant and his Beneficiary are unknown to the Committee, the Committee may direct the distribution of such Participant's benefit to the Company.

        7.13. Indemnification. The Company shall indemnify each member of the Committee from and against any and all liabilities, costs, damages or expenses occasioned by any act or omission except to the extent that the same is judicially determined to be due to the gross negligence willful misconduct or fraud of such member. The Company may purchase insurance to the extent deemed appropriate in connection with such indemnification.

                                  ARTICLE VIII.

                          AMENDMENT AND ADMINISTRATION

        8.01. Amendment. The Company may amend this Plan, at any time and from time to time, in whole or in part. An amendment of the Plan may be retroactive or modify existing elections made by Participants to the extent the Committee determines that such amendment is necessary to comply with the laws applicable to the Plan and Trust. The Company shall notify each Participant in writing of any Plan amendment.

        8.02. Termination. The Company may terminate or discontinue the Plan in whole or in part at any time without any liability for such termination or discontinuance. Upon Plan termination, all Deferral Elections shall cease.

                                   ARTICLE IX.

                                  MISCELLANEOUS

        9.01. Limitation of Rights; Employment Relationship. Neither the establishment of this Plan nor any modification thereof, nor the creation of any fund or account, nor the distribution of any Benefit, shall be construed as giving a Participant or other person any legal or equitable right

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

against any Employer except as provided in the Plan. In no event shall the terms of employment of any employee be modified or in any way be affected by the Plan.

        9.02. Limitation on Assignment. Benefits under this Plan may not be assigned or alienated by any Participant. A Participant's or Beneficiary's interest in benefits under the Plan shall not be subject to debts or liabilities incurred by the Participant and shall not be subject to attachment, garnishment or other legal process as a result of any of the Participant's debts or liabilities.

        9.03. Accounting Treatment. The Company intends that the maintenance and administration of the Plan will result in fixed treatment for accounting purposes and not variable treatment. The Committee is authorized and expected to adopt such rules and procedures as may be necessary to assure that fixed accounting treatment is obtained. Without limiting the generality of the foregoing, any Common Shares held in the Participant's Share Account may not be diversified, directly or indirectly, or paid otherwise than in the form of Common Shares, unless the Committee determines that such diversification or payment can be made consistent with fixed accounting treatment.

        9.04. Representations. The Company does not represent or guarantee that any particular federal or state income, payroll, personal property or other tax advantages will result from participation in this Plan. Participants are expected to consult with their own professional tax advisors to determine the tax consequences of participation in the Plan. Furthermore, the Company does not represent or guarantee successful investment of amounts deferred hereunder, and shall not be required to repay any loss which may result from such deferral.

        9.05. Severability. In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted herein.

        9.06. Governing Law. The validity, construction, and effect of this Plan and its enforcement shall be determined by the laws of the State of Texas, except to the extent preempted by ERISA.

        9.07. Binding Effect. The provisions of this Plan shall be binding upon each Participant and each Beneficiary or other person entitled to any Benefits hereunder, their heirs, personal representatives, and assigns.

        9.08. Gender and Number. As used in the Plan, the references to terms or persons in the masculine gender shall include the feminine and neuter genders, and vice versa. The singular number shall include the plural and vice versa.

        9.09. Mergers, Consolidations, and Transfers. In the event of the acquisition by or merger of the Company into any other company, the Plan shall be deemed terminated as of the effective date of such acquisition or merger unless the successor company expressly agrees to continue the Plan.

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

        9.10. Notices. Any notice which shall or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company at its principal place of business or, if notice to a Participant, addressed to the address shown on the Employer's records. It shall be the responsibility of each Participant to keep the Committee informed of any change of address. Any distribution mailed or delivered to the last known address of a Participant of Beneficiary shall completely discharge the Plan and the Employers from any further liability to such Participant to the extent of such distribution. The Committee may establish rules and procedures under which any notice required or permitted under the Plan may be given in writing by electronic mail, facsimile or similar means. Any document transmitted in accordance with the procedures established by the Committee shall not be invalidated due to the absence of a manual signature.

        9.11. Binding Effect. The Plan shall be binding upon the Company and its respective successors or assigns, and upon each Participant, Beneficiary, and their respective assigns, heirs, executors and administrators.

        9.12.   Adoption by Affiliates.

                (a) Any Affiliate may, with the approval of the Company, adopt this Plan. Thereafter, such adopting affiliate shall be deemed the "Employer" with respect to its employees; provided, however, that the Company and the Committee shall retain all powers of administration under the Plan.

                (b) The adoption of the Plan by any Affiliate shall be evidenced by written resolutions of the governing bodies of the Company and the other Affiliate.

        IN WITNESS WHEREOF, the Company has adopted this Executive Choice Share Deferral Plan as of the 12th day of February, 2003.

                                       PRENTISS PROPERTIES
                                       ACQUISITION PARTNERS, L.P.

                                                /s/ THOMAS F. AUGUST

                                       By:      THOMAS F. AUGUST
                                               ---------------------------------
                                       Title:   CHIEF EXECUTIVE OFFICER
                                               ---------------------------------

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